Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
DiamondRock Hospitality Company:
We consent to the use of our reports with respect to the consolidated financial statements and related financial statement schedule, and the effectiveness of internal control over financial reporting incorporated by reference herein.
/s/ KPMG LLP

McLean, Virginia
May 10, 2010